EXHIBIT 99.1

November 7, 2024

EOG Resources Reports Third Quarter 2024 Results and Raises Regular Dividend 7%

HOUSTON – (PR Newswire) – EOG Resources, Inc. (EOG) today reported third quarter 2024 results. The attached supplemental financial tables and schedules for the reconciliation of non-GAAP measures to GAAP measures and related definitions, along with a related presentation, are also available on EOG's website at http://investors.eogresources.com/investors.

Key Financial Results

In millions of USD, except per-share, per-Boe and ratio data

GAAP	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Total Revenue	5,965	6,025	6,123	6,357	6,212
Net Income	1,673	1,690	1,789	1,988	2,030
Net Income Per Share	2.95	2.95	3.10	3.42	3.48
Net Cash Provided by Operating Activities	3,588	2,889	2,903	3,104	2,704
Total Expenditures	1,573	1,682	1,952	1,634	1,803
Current and Long-Term Debt	3,776	3,784	3,791	3,799	3,806
Cash and Cash Equivalents	6,122	5,431	5,292	5,278	5,326
Debt-to-Total Capitalization	11.3%	11.5%	11.7%	11.9%	12.1%
Cash Operating Costs ($/Boe)	10.15	10.11	10.37	10.52	10.19
Non - GAAP					
Adjusted Net Income	1,644	1,807	1,626	1,783	2,007
Adjusted Net Income Per Share	2.89	3.16	2.82	3.07	3.44
CFO before Changes in Working Capital	2,988	3,042	2,928	2,989	3,038
Capital Expenditures	1,497	1,668	1,703	1,512	1,519
Free Cash Flow	1,491	1,374	1,225	1,477	1,519
Net Debt	(2,346)	(1,647)	(1,501)	(1,479)	(1,520)
Net Debt-to-Total Capitalization	(8.6%)	(6.0%)	(5.5%)	(5.6%)	(5.8%)
Cash Operating Costs ($/Boe)[1]	10.05	10.11	10.37	10.52	10.19

Third Quarter Highlights

- Volumes and per-unit cash operating costs better than guidance midpoints
- Updated full-year guidance to reflect higher volumes and lower per-unit cash operating costs
- Earned adjusted net income of $1.6 billion, or $2.89 per share
- Generated $1.5 billion of free cash flow
- Increased regular quarterly dividend by 7 percent to $0.975 per share, a $3.90 per share indicated annual rate
- Repurchased $758 million of shares, totaling $2.2 billion YTD as of September 30, 2024

3Q24 Press Release 1

Third Quarter 2024 Highlights

Volumes and Capital Expenditures

	3Q 2024	3Q 2024 Guidance Midpoint	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Wellhead Volumes						
Crude Oil and Condensate (MBod)	493.0	491.5	490.7	487.4	485.2	483.3
Natural Gas Liquids (MBbld)	254.3	250.0	244.8	231.7	235.8	231.1
Natural Gas (MMcfd)	1,970	1,945	1,872	1,858	1,831	1,704
Total Crude Oil Equivalent (MBoed)	**1,075.7**	**1,065.6**	**1,047.5**	**1,028.8**	**1,026.2**	**998.5**
Capital Expenditures ($MM)	**1,497**	**1,525**	**1,668**	**1,703**	**1,512**	**1,519**

From Ezra Yacob, Chairman and Chief Executive Officer

"EOG delivered strong third quarter results, with oil volumes and total volumes better than expectations, demonstrating another quarter of outstanding execution across our multi-basin portfolio. Strong volumes and price realizations, combined with lower-than-expected per-unit cash operating costs, helped drive outstanding financial results in the quarter.

"EOG continues to generate significant free cash flow and deliver on its cash return commitments. In the third quarter, we returned approximately $1.3 billion of capital to shareholders, including $758 million of share repurchases. We are on track to return more than 85% of our expected full-year free cash flow to shareholders and have the potential for additional cash return over the balance of the year.

"We are pleased to announce a 7% increase in our regular dividend. The increase reflects both the confidence in our business and the ability to support the higher dividend through commodity price cycles. A sustainable growing regular dividend remains the primary mode of cash return to our shareholders. We also announced a $5 billion increase in our authorization for opportunistic share repurchases. This increased authorization allows us to retain flexibility on how we return additional cash to shareholders.

"EOG’s balance sheet underpins the financial strength of the company and remains a strategic priority. The cash balance is expected to be consistent with levels maintained over the last several quarters. However, we anticipate increasing total debt by refinancing upcoming maturities to optimize EOG’s capital structure.

"Our unique culture, focused on continuous improvement, is the key driver of our success. We continue to advance operational efficiencies and innovation to enhance productivity and reduce costs. Combined with EOG’s peer-leading financial strength, the company is uniquely positioned to deliver long-term shareholder value through commodity price cycles."

3Q24 Press Release 2

Regular Dividend, Share Repurchases, and Capital Structure

Regular Dividend Increased 7% to $3.90 per Share Indicated Annual Rate

The Board of Directors today declared a dividend of $0.975 per share on EOG's common stock. The dividend will be payable January 31, 2025, to stockholders of record as of January 17, 2025. The new dividend represents an indicated annual rate of $3.90 per share, a 7% increase from the previous level. EOG has never suspended or reduced its regular dividend.

Third Quarter Share Repurchases

During the third quarter, the company repurchased 6.1 million shares for $758 million under its share repurchase authorization, at an average purchase price of $123 per share.

Share Repurchase Authorization

The Board of Directors approved a $5 billion increase in the company's share repurchase authorization. The increased authorization is consistent with EOG's long-standing free cash flow priorities anchored on a stable and growing regular dividend, with additional cash return through opportunistic share repurchases and special dividends.

As of September 30, 2024, the company has repurchased 26.7 million shares for $3.2 billion and has an aggregate $6.8 billion remaining under its repurchase authorization.

Capital Structure

EOG plans to optimize its capital structure. The company anticipates refinancing debt maturities due in the next 12-18 months while maintaining a cash balance similar to the past several quarters.

3Q24 Press Release 3

Third Quarter 2024 Financial Performance

Earnings per Share 3Q 2024 vs 2Q 2024

GAAP

$2.95
($0.41)
$0.10
($0.02)
$0.17
$0.16
$2.95
2Q EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
3Q EPS

Adjusted Non-GAAP

$3.16
($0.41)
$0.10
($0.01)
($0.02)
$0.07
$2.89
2Q EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
3Q EPS

Prices

- Crude oil and NGL prices decreased in 3Q compared with 2Q, partially offset by an increase in natural gas prices from 2Q

Volumes

- Total 3Q oil production of 493,000 Bopd was above the midpoint of the guidance range and up from 2Q
- NGL production was above the midpoint of the guidance range and up 4% from 2Q
- Natural gas production was above the midpoint of the guidance range and up 5% from 2Q
- Total company equivalent production was above the midpoint of the guidance range and increased 3% from 2Q

Per-Unit Costs

- G&A, GP&T, and DD&A expenses increased in 3Q compared with 2Q, while LOE costs decreased

Hedges

- Mark-to-market hedge gains increased GAAP earnings per share in 3Q compared with losses in 2Q
- Cash received to settle hedges decreased from 2Q, lowering adjusted non-GAAP earnings per share

Change in Cash 3Q 2024 vs 2Q 2024

$Billions

5.4
3.0
(1.5)
(0.5)
(0.8)
0.5
6.1
$1.5 Bn Free Cash Flow
Cash at 6/30/24
CFO
Capex
Dividends
Share Buybacks
Working Capital & Other
Cash at 9/30/24

Free Cash Flow

- Cash flow from operations before changes in working capital was $3.0 billion
- EOG incurred $1.5 billion of capital expenditures
- Free cash flow was $1.5 billion

Cash Return and Working Capital

- Paid $533 million in regular dividends
- Repurchased $758 million of stock

3Q24 Press Release 4

Third Quarter 2024 Operating Performance

Cash Operating Costs

$ per Boe

10.19
10.52
10.37
10.11
10.65
10.05
G&A[1]
1.75
2.03
1.73
1.58
1.90
1.59
GP&T[3]
4.42
4.49
4.41
4.44
4.55
4.50
LOE
4.02
4.00
4.23
4.09
4.20
3.96
3Q 2023
4Q 2023
1Q 2024
2Q 2024
3Q 2024 Guidance Midpoint
3Q 2024

Depreciation, Depletion and Amortization

$ per Boe

9.78
9.85
11.47
10.32
10.20
10.42
3Q 2023
4Q 2023
1Q 2024
2Q 2024
3Q 2024 Guidance Midpoint
3Q 2024

Lease and Well

- QoQ: Decreased primarily due to lower water handling expenses and workover expenses
- Guidance Midpoint: Lower primarily due to lower workover expenses and fuel costs

Gathering, Processing and Transportation Costs

- QoQ: Increased primarily due to higher oil transportation expenses
- Guidance Midpoint: Lower primarily due to lower compression-related fuel costs

General and Administrative

- QoQ: Flat
- Guidance Midpoint: Lower due to lower employee-related expenses and professional fees

Depreciation, Depletion and Amortization

- QoQ: Increased primarily due to an adjustment in 3Q related to non-operated royalty interests and the impact of reserve revisions.
- Guidance Midpoint: Higher primarily due to an adjustment in 3Q related to non-operated royalty interests and the impact of reserve revisions.

3Q24 Press Release 5

Third Quarter 2024 Results vs Guidance

(Unaudited)

See "Endnotes" below for related discussion and definitions.

	3Q 2024	3Q 2024 Guidance Midpoint	Variance	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Crude Oil and Condensate Volumes (MBod)							
United States	491.8	490.7	1.1	490.1	486.8	484.6	482.8
Trinidad	1.2	0.8	0.4	0.6	0.6	0.6	0.5
Total	493.0	491.5	1.5	490.7	487.4	485.2	483.3
Natural Gas Liquids Volumes (MBbld)							
Total	254.3	250.0	4.3	244.8	231.7	235.8	231.1
Natural Gas Volumes (MMcfd)							
United States	1,745	1,730	15	1,668	1,658	1,653	1,562
Trinidad	225	215	10	204	200	178	142
Total	1,970	1,945	25	1,872	1,858	1,831	1,704
Total Crude Oil Equivalent Volumes (MBoed)	1,075.7	1,065.6	10.1	1,047.5	1,028.8	1,026.2	998.5
Total MMBoe	99.0	98.0	1.0	95.3	93.6	94.4	91.9
Benchmark Price							
Oil (WTI) ($/Bbl)	75.16			80.55	76.97	78.33	82.18
Natural Gas (HH) ($/Mcf)	2.16			1.89	2.24	2.87	2.55
Crude Oil and Condensate - above (below) WTI[4] ($/Bbl)							
United States	1.79	1.75	0.04	2.16	1.49	2.28	1.43
Trinidad	(12.01)	(8.30)	(3.71)	(9.80)	(9.47)	(9.12)	(10.80)
Natural Gas Liquids - Realizations as % of WTI							
Total	29.8%	29.0%	0.8%	28.7%	31.6%	28.5%	28.7%
Natural Gas - above (below) NYMEX Henry Hub[5] ($/Mcf)							
United States	(0.32)	(0.50)	0.18	(0.32)	(0.14)	(0.15)	0.04
Natural Gas Realizations ($/Mcf)							
Trinidad	3.68	3.35	0.33	3.48	3.54	3.81	3.41
Total Expenditures (GAAP) ($MM)	1,573			1,682	1,952	1,634	1,803
Capital Expenditures (non-GAAP) ($MM)	1,497	1,525	(28)	1,668	1,703	1,512	1,519
Operating Unit Costs ($/Boe)							
Lease and Well	3.96	4.20	(0.24)	4.09	4.23	4.00	4.02
Gathering, Processing and Transportation Costs[3]	4.50	4.55	(0.05)	4.44	4.41	4.49	4.42
General and Administrative (GAAP)	1.69			1.58	1.73	2.03	1.75
General and Administrative (non-GAAP)[1]	1.59	1.90	(0.31)	1.58	1.73	2.03	1.75
Cash Operating Costs (GAAP)	10.15			10.11	10.37	10.52	10.19
Cash Operating Costs (non-GAAP)[1]	10.05	10.65	(0.60)	10.11	10.37	10.52	10.19
Depreciation, Depletion and Amortization	10.42	10.20	0.22	10.32	11.47	9.85	9.78
Expenses ($MM)							
Exploration and Dry Hole	43	60	(17)	39	46	41	43
Impairment (GAAP)	15			81	19	79	54
Impairment (excluding certain impairments (non-GAAP))[6]	15	70	(55)	46	17	60	31
Capitalized Interest	12	13	(1)	10	10	9	8
Net Interest	31	33	(2)	36	33	35	36
TOTI (% of Wellhead Revenue) (GAAP)	6.5%			7.5%	7.7%	6.6%	7.4%
TOTI (% of Wellhead Revenue) (non-GAAP)[1]	7.2%	8.0%	(0.8%)	7.5%	7.7%	6.6%	7.4%
Income Taxes							
Effective Rate	21.6%	21.5%	0.1%	21.7%	22.2%	21.6%	21.1%
Current Tax (Benefit) / Expense ($MM)	240	380	(140)	341	312	352	486

3Q24 Press Release 6

Fourth Quarter and Full-Year 2024 Guidance[7]

(Unaudited)

See "Endnotes" below for related discussion and definitions.	4Q 2024 Guidance Range	4Q 2024 Midpoint	FY 2024 Guidance Range	FY 2024 Midpoint	2023 Actual	2022 Actual	2021 Actual
Crude Oil and Condensate Volumes (MBod)							
United States	489.4 - 494.4	491.9	488.7 - 491.7	490.2	475.2	460.7	443.4
Trinidad	0.9 - 1.3	1.1	0.4 - 1.4	0.9	0.6	0.6	1.5
Other International	0.0 - 0.0	0.0	0.0 - 0.0	0.0	0.0	0.0	0.1
Total	490.3 - 495.7	493.0	489.1 - 493.1	491.1	475.8	461.3	445.0
Natural Gas Liquids Volumes (MBbld)							
Total	255.0 - 265.0	260.0	246.6 - 249.1	247.8	223.8	197.7	144.5
Natural Gas Volumes (MMcfd)							
United States	1,800 - 1,850	1,825	1,718 - 1,730	1,724	1,551	1,315	1,210
Trinidad	235 - 265	250	216 - 224	220	160	180	217
Other International	0 - 0	0	0 - 0	0	0	0	9
Total	2,035 - 2,115	2,075	1,934 - 1,954	1,944	1,711	1,495	1,436
Crude Oil Equivalent Volumes (MBoed)							
United States	1,044.4 - 1,067.7	1,056.1	1,021.6 - 1,029.1	1,025.3	957.5	877.5	789.6
Trinidad	40.1 - 45.5	42.8	36.4 - 38.7	37.6	27.3	30.7	37.7
Other International	0.0 - 0.0	0.0	0.0 - 0.0	0.0	0.0	0.0	1.6
Total	1,084.5 - 1,113.2	1,098.9	1,058.0 - 1,067.8	1,062.9	984.8	908.2	828.9
Benchmark Price							
Oil (WTI) ($/Bbl)					77.61	94.23	67.96
Natural Gas (HH) ($/Mcf)					2.74	6.64	3.85
Crude Oil and Condensate - above (below) WTI[4] ($/Bbl)							
United States	1.00 - 2.50	1.75	1.60 - 2.00	1.80	1.57	2.99	0.58
Trinidad	(11.10) - (9.60)	(10.35)	(11.44) - (11.20)	(11.32)	(9.03)	(8.07)	(11.70)
Natural Gas Liquids - Realizations as % of WTI							
Total	27.0% - 37.0%	32.0%	29.0% - 32.0%	30.5%	29.7%	39.0%	50.5%
Natural Gas - above (below) NYMEX Henry Hub[5] ($/Mcf)							
United States	(0.75) - 0.05	(0.35)	(0.40) - (0.20)	(0.30)	(0.04)	0.63	1.03
Natural Gas Realizations[8] ($/Mcf)							
Trinidad	3.30 - 4.00	3.65	3.50 - 3.70	3.60	3.65	4.43	3.40
Total Expenditures (GAAP) ($MM)					6,818	5,610	4,255
Capital Expenditures[9] (non-GAAP) ($MM)	1,230 - 1,430	1,330	6,100 - 6,300	6,200	6,041	4,607	3,755
Operating Unit Costs ($/Boe)							
Lease and Well	4.00 - 4.40	4.20	4.07 - 4.17	4.12	4.05	4.02	3.75
Gathering, Processing and Transportation Costs[3]	4.25 - 4.65	4.45	4.40 - 4.50	4.45	4.50	4.78	4.70
General and Administrative (GAAP)	1.75 - 2.05	1.90	1.65 - 1.75	1.70	1.78	1.72	1.69
General and Administrative (non-GAAP)[1]					1.78	1.67	1.69
Cash Operating Costs (GAAP)	10.00 - 11.10	10.55	10.12 - 10.42	10.27	10.33	10.52	10.14
Cash Operating Costs (non-GAAP)[1]					10.33	10.47	10.14
Depreciation, Depletion and Amortization	9.85 - 10.85	10.35	10.50 - 10.76	10.63	9.72	10.69	12.07
Expenses ($MM)							
Exploration and Dry Hole	40 - 80	60	168 - 208	188	182	204	225
Impairment (GAAP)					202	382	376
Impairment (excluding certain impairments (non-GAAP))[6]	90 - 150	120	160 - 240	200	160	269	361
Capitalized Interest	9 - 13	11	40 - 44	42	33	36	33
Net Interest	31 - 35	33	131 - 135	133	148	179	178
TOTI (% of Wellhead Revenue) (GAAP)	6.5% - 8.5%	7.5%	6.5% - 8.5%	7.5%	7.4%	7.0%	6.8%
TOTI (% of Wellhead Revenue) (non-GAAP)[1]					7.4%	7.5%	6.8%
Income Taxes							
Effective Rate	19.0% - 24.0%	21.5%	19.0% - 24.0%	21.5%	21.6%	21.7%	21.4%
Current Tax / Expense ($MM)	445 - 545	495	1,340 - 1,440	1,390	1,415	2,208	1,393

3Q24 Press Release 7

Third Quarter 2024 Results Webcast
Friday, November 8, 2024, 9:00 a.m. Central time (10:00 a.m. Eastern time)
Webcast will be available on EOG's website for one year.
http://investors.eogresources.com/Investors

About EOG
EOG Resources, Inc. (NYSE: EOG) is one of the largest crude oil and natural gas exploration and production companies in the United States with proved reserves in the United States and Trinidad. To learn more visit www.eogresources.com.

Investor Contacts
Pearce Hammond 713-571-4684
Neel Panchal 713-571-4884
Shelby O'Connor 713-571-4560

Media Contact
Kimberly Ehmer 713-571-4676

Endnotes

1) Cash Operating Costs consist of LOE, GP&T and G&A. TOTI (% of Wellhead Revenue) (non-GAAP) and G&A (non-GAAP) for each of 3Q 2024 and fiscal year 2022 exclude a state severance tax refund and related consulting fees, respectively, as reflected in the accompanying reconciliation schedules (see "Revenues, Costs and Margins Per Barrel of Oil Equivalent"). The per-Boe impact of such consulting fees on G&A and total Cash Operating Costs for 3Q 2024 and fiscal year 2022 was $(0.10) and $(0.05), respectively.
2) Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions (for GAAP earnings per share only), other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income, interest expense and the impact of changes in the effective income tax rate.
3) Effective January 1, 2024, EOG combined Transportation Costs and Gathering and Processing Costs into one line item titled Gathering, Processing and Transportation Costs. This presentation has been conformed for all periods presented and had no impact on previously reported Net Income.
4) EOG bases United States and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.
5) EOG bases United States natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the NYMEX Last Day Settle price for each of the applicable months.
6) In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total impairment costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG's control (versus, for example, impairments that are due to EOG's proved oil and gas properties not being as productive as it originally estimated).
7) The forecast items for the fourth quarter and full year 2024 set forth above for EOG are based on currently available information and expectations as of the date of this press release. EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. This forecast, which should be read in conjunction with this press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.
8) The full-year 2022 realized natural gas price for Trinidad includes a one-time pricing adjustment of $0.76/Mcf for prior-period production following a contract amendment with the National Gas Company of Trinidad and Tobago Limited (NGC).
9) The forecast includes expenditures for Exploration and Development Drilling, Facilities, Leasehold Acquisitions, Capitalized Interest, Dry Hole Costs and Other Property, Plant and Equipment. The forecast excludes Property Acquisitions, Asset Retirement Costs, Non-Cash Exchanges and Transactions and exploration costs incurred as operating expenses.

3Q24 Press Release 8

Glossary

Acq	Acquisitions
ATROR	After-tax rate of return
Bbl	Barrel
Bn	Billion
Boe	Barrels of oil equivalent
Bopd	Barrels of oil per day
CAGR	Compound annual growth rate
Capex	Capital expenditures
CFO	Cash flow provided by operating activities before changes in working capital
CO2e	Carbon dioxide equivalent
DD&A	Depreciation, Depletion and Amortization
Disc	Discoveries
Divest	Divestitures
EPS	Earnings per share
Ext	Extensions
G&A	General and administrative expense
GHG	Greenhouse gas
GP&T	Gathering, processing & transportation expense
HH	Henry Hub
LOE	Lease operating expense, or lease and well expense
MBbld	Thousand barrels of liquids per day
MBod	Thousand barrels of oil per day
MBoe	Thousand barrels of oil equivalent
MBoed	Thousand barrels of oil equivalent per day
Mcf	Thousand cubic feet of natural gas
MMBoe	Million barrels of oil equivalent
MMcfd	Million cubic feet of natural gas per day
NGLs	Natural gas liquids
NYMEX	U.S. New York Mercantile Exchange
OTP	Other than price
QoQ	Quarter over quarter
TOTI	Taxes other than income
USD	United States dollar
WTI	West Texas Intermediate
YoY	Year over year
$MM	Million United States dollars
$/Bbl	U.S. Dollars per barrel
$/Boe	U.S. Dollars per barrel of oil equivalent
$/Mcf	U.S. Dollars per thousand cubic feet

3Q24 Press Release 9

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, operating costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "aims," "ambition," "initiative," "goal," "may," "will," "focused on," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future financial or operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control drilling, completion and operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, other environmental matters, safety matters or other ESG (environmental/social/governance) matters, pay and/or increase regular and/or special dividends or repurchase shares are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that such assumptions are accurate or will prove to have been correct or that any of such expectations will be achieved (in full or at all) or will be achieved on the expected or anticipated timelines. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

- the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids (NGLs), natural gas and related commodities;
- the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
- the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion and operating costs and capital expenditures related to, and (iv) maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;
- the success of EOG's cost-mitigation initiatives and actions in offsetting the impact of inflationary pressures on EOG's operating costs and capital expenditures;
- the extent to which EOG is successful in its efforts to market its production of crude oil and condensate, NGLs and natural gas;
- security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business, and enhanced regulatory focus on prevention and disclosure requirements relating to cyber incidents;
- the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation, refining, liquefaction and export facilities;
- the availability, cost, terms and timing of issuance or execution of mineral licenses and leases and governmental and other permits and rights-of-way, and EOG's ability to retain mineral licenses and leases;
- the impact of, and changes in, government policies, laws and regulations, including climate change-related regulations, policies and initiatives (for example, with respect to air emissions); tax laws and regulations (including, but not limited to, carbon tax and emissions-related legislation); environmental, health and safety laws and regulations relating to disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations affecting the leasing of acreage and permitting for oil and gas drilling and the calculation of royalty payments in respect of oil and gas production; laws and regulations imposing additional permitting and disclosure requirements, additional operating restrictions and conditions or restrictions on drilling and completion operations and on the transportation of crude oil, NGLs and natural gas; laws and regulations with respect to financial derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;
- the impact of climate change-related policies and initiatives at the corporate and/or investor community levels and other potential developments related to climate change, such as (but not limited to) changes in consumer and industrial/commercial behavior, preferences and attitudes with respect to the generation and consumption of energy; increased availability of, and increased consumer and industrial/commercial demand for, competing energy sources (including alternative energy sources); technological advances with respect to the generation, transmission, storage and consumption of energy; alternative fuel requirements; energy conservation measures and emissions-related legislation; decreased demand for, and availability of, services and facilities related to the exploration for, and production of, crude oil, NGLs and natural gas; and negative perceptions of the oil and gas industry and, in turn, reputational risks associated with the exploration for, and production of, crude oil, NGLs and natural gas;
- continuing political and social concerns relating to climate change and the greater potential for shareholder activism, governmental inquiries and enforcement actions and litigation and the resulting expenses and potential disruption to EOG's day-to-day operations;
- the extent to which EOG is able to successfully and economically develop, implement and carry out its emissions and other ESG-related initiatives and achieve its related targets, ambitions and initiatives;
- EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, identify and resolve existing and potential issues with respect to such properties and accurately estimate reserves, production, drilling, completion and operating costs and capital expenditures with respect to such properties;
- the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully, economically and in compliance with applicable laws and regulations;
- competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties;
- the availability and cost of, and competition in the oil and gas exploration and production industry for, employees, labor and other personnel, facilities, equipment, materials (such as water, sand, fuel and tubulars) and services;

3Q24 Press Release 10

- the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
- weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, liquefaction, compression, storage, transportation, and export facilities;
- the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
- EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;
- the extent to which EOG is successful in its completion of planned asset dispositions;
- the extent and effect of any hedging activities engaged in by EOG;
- the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;
- the duration and economic and financial impact of epidemics, pandemics or other public health issues;
- geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflicts), including in the areas in which EOG operates;
- the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;
- acts of war and terrorism and responses to these acts; and
- the other factors described under ITEM 1A, Risk Factors of EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Historical Non-GAAP Financial Measures:
Reconciliation schedules and definitions for the historical non-GAAP financial measures included or referenced herein as well as related discussion can be found on the EOG website at www.eogresources.com.

Cautionary Notice Regarding Forward-Looking Non-GAAP Financial Measures:
In addition, this press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as free cash flow, cash flow provided by operating activities before changes in working capital and return on capital employed, and certain related estimates regarding future performance, commodity prices and operating and financial results. Because we provide these measures on a forward-looking basis, we cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future changes in working capital and future impairments. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures without unreasonable efforts. Management believes these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing EOG’s forecasted financial performance to the forecasted financial performance of other companies in the industry. Any such forward-looking measures and estimates are intended to be illustrative only and are not intended to reflect the results that EOG will necessarily achieve for the period(s) presented; EOG’s actual results may differ materially from such measures and estimates.

Oil and Gas Reserves:
The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only “proved” reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also “probable” reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as “possible” reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve or resource estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include “potential” reserves, “resource potential” and/or other estimated reserves or estimated resources not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (and any updates to such disclosure set forth in EOG’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K), available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

3Q24 Press Release 11

Income Statements
In millions of USD, except share data (in millions) and per share data (Unaudited)
	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Operating Revenues and Other
Crude Oil and Condensate	3,182	3,252	3,717	3,597	13,748	3,480	3,692	3,488		10,660
Natural Gas Liquids	490	409	501	484	1,884	513	515	524		1,552
Natural Gas	517	334	417	476	1,744	382	303	372		1,057
Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	376	101	43	298	818	237	(47)	79		269
Gathering, Processing and Marketing	1,390	1,465	1,478	1,473	5,806	1,459	1,519	1,481		4,459
Gains (Losses) on Asset Dispositions, Net	69	(9)	35	—	95	26	20	(7)		39
Other, Net	20	21	21	29	91	26	23	28		77
Total	6,044	5,573	6,212	6,357	24,186	6,123	6,025	5,965		18,113

Operating Expenses
Lease and Well	359	348	369	378	1,454	396	390	392		1,178
Gathering, Processing and Transportation Costs (A)	395	396	406	423	1,620	413	423	445		1,281
Exploration Costs	50	47	43	41	181	45	34	43		122
Dry Hole Costs	1	—	—	—	1	1	5	—		6
Impairments	34	35	54	79	202	19	81	15		115
Marketing Costs	1,361	1,456	1,383	1,509	5,709	1,404	1,490	1,500		4,394
Depreciation, Depletion and Amortization	798	866	898	930	3,492	1,074	984	1,031		3,089
General and Administrative	145	142	161	192	640	162	151	167		480
Taxes Other Than Income	329	313	341	301	1,284	338	337	283		958
Total	3,472	3,603	3,655	3,853	14,583	3,852	3,895	3,876		11,623

Operating Income	2,572	1,970	2,557	2,504	9,603	2,271	2,130	2,089		6,490
Other Income, Net	65	51	52	66	234	62	66	76		204
Income Before Interest Expense and Income Taxes	2,637	2,021	2,609	2,570	9,837	2,333	2,196	2,165		6,694
Interest Expense, Net	42	35	36	35	148	33	36	31		100
Income Before Income Taxes	2,595	1,986	2,573	2,535	9,689	2,300	2,160	2,134		6,594
Income Tax Provision	572	433	543	547	2,095	511	470	461		1,442
Net Income	2,023	1,553	2,030	1,988	7,594	1,789	1,690	1,673		5,152

Dividends Declared per Common Share	1.8250	0.8250	0.8250	2.4100	5.8850	0.9100	0.9100	0.9100		2.7300
Net Income Per Share
Basic	3.46	2.68	3.51	3.43	13.07	3.11	2.97	2.97		9.05
Diluted	3.45	2.66	3.48	3.42	13.00	3.10	2.95	2.95		8.99
Average Number of Common Shares
Basic	584	580	579	579	581	575	569	564		569
Diluted	587	584	583	581	584	577	572	568		573

(A)    Effective January 1, 2024, EOG combined Transportation Costs and Gathering and Processing Costs into one line item titled Gathering, Processing and Transportation Costs. This presentation has been conformed for all periods presented and had no impact on previously reported Net Income.

Wellhead Volumes and Prices
(Unaudited)
	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Crude Oil and Condensate Volumes (MBbld) (A)
United States	457.1	476.0	482.8	484.6	475.2	486.8	490.1	491.8		489.6
Trinidad	0.6	0.6	0.5	0.6	0.6	0.6	0.6	1.2		0.8
Total	457.7	476.6	483.3	485.2	475.8	487.4	490.7	493.0		490.4

Average Crude Oil and Condensate Prices ($/Bbl) (B)
United States	$77.27	$74.98	$83.61	$80.61	$79.18	$78.46	$82.71	$76.95		$79.36
Trinidad	68.98	64.88	71.38	69.21	65.58	67.50	70.75	63.15		66.22
Composite	77.26	74.97	83.60	80.60	79.17	78.45	82.69	76.92		79.34

Natural Gas Liquids Volumes (MBbld) (A)
United States	212.2	215.7	231.1	235.8	223.8	231.7	244.8	254.3		243.7
Total	212.2	215.7	231.1	235.8	223.8	231.7	244.8	254.3		243.7

Average Natural Gas Liquids Prices ($/Bbl) (B)
United States	$25.67	$20.85	$23.56	$22.29	$23.07	$24.32	$23.11	$22.42		$23.25
Composite	25.67	20.85	23.56	22.29	23.07	24.32	23.11	22.42		23.25

Natural Gas Volumes (MMcfd) (A)
United States	1,475	1,513	1,562	1,653	1,551	1,658	1,668	1,745		1,691
Trinidad	164	155	142	178	160	200	204	225		209
Total	1,639	1,668	1,704	1,831	1,711	1,858	1,872	1,970		1,900

Average Natural Gas Prices ($/Mcf) (B)
United States	$3.47	$2.07	$2.59	$2.72	$2.70	$2.10	$1.57	$1.84		$1.84
Trinidad	3.87	3.45	3.41	3.81	3.65	3.54	3.48	3.68		3.57
Composite	3.51	2.20	2.66	2.82	2.79	2.26	1.78	2.05		2.03

Crude Oil Equivalent Volumes (MBoed) (C)
United States	915.0	943.8	974.2	995.8	957.5	994.7	1,013.0	1,037.1		1,015.0
Trinidad	28.0	26.5	24.3	30.4	27.3	34.1	34.5	38.6		35.8
Total	943.0	970.3	998.5	1,026.2	984.8	1,028.8	1,047.5	1,075.7		1,050.8

Total MMBoe (C)	84.9	88.3	91.9	94.4	359.4	93.6	95.3	99.0		287.9

(A)Thousand barrels per day or million cubic feet per day, as applicable.
(B)Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity derivative instruments (see Note 12 to the Condensed Consolidated Financial Statements in EOG's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024).
(C)Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, NGLs and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or NGLs to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.

Balance Sheets
In millions of USD (Unaudited)
	2023				2024
	MAR	JUN	SEP	DEC	MAR	JUN	SEP	DEC
Current Assets
Cash and Cash Equivalents	5,018	4,764	5,326	5,278	5,292	5,431	6,122
Accounts Receivable, Net	2,455	2,263	2,927	2,716	2,688	2,657	2,545
Inventories	1,131	1,355	1,379	1,275	1,154	1,069	1,038
Assets from Price Risk Management Activities	—	—	—	106	110	4	—
Income Taxes Receivable	—	1	—	—	—	2	2
Other	580	523	626	560	684	640	458
Total	9,184	8,906	10,258	9,935	9,928	9,803	10,165

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	67,907	69,178	70,730	72,090	73,356	74,615	75,887
Other Property, Plant and Equipment	5,101	5,282	5,355	5,497	5,768	6,078	6,314
Total Property, Plant and Equipment	73,008	74,460	76,085	77,587	79,124	80,693	82,201
Less: Accumulated Depreciation, Depletion and Amortization	(42,785)	(43,550)	(44,362)	(45,290)	(46,047)	(47,049)	(48,075)
Total Property, Plant and Equipment, Net	30,223	30,910	31,723	32,297	33,077	33,644	34,126
Deferred Income Taxes	31	33	33	42	38	44	42
Other Assets	1,587	1,638	1,633	1,583	1,753	1,733	1,818
Total Assets	41,025	41,487	43,647	43,857	44,796	45,224	46,151

Current Liabilities
Accounts Payable	2,438	2,205	2,464	2,437	2,389	2,436	2,290
Accrued Taxes Payable	637	425	605	466	786	600	855
Dividends Payable	482	478	478	526	523	516	513
Liabilities from Price Risk Management Activities	31	22	22	—	—	8	32
Current Portion of Long-Term Debt	33	34	34	34	34	534	34
Current Portion of Operating Lease Liabilities	354	335	337	325	318	303	338
Other	253	232	285	286	223	231	344
Total	4,228	3,731	4,225	4,074	4,273	4,628	4,406

Long-Term Debt	3,787	3,780	3,772	3,765	3,757	3,250	3,742
Other Liabilities	2,620	2,581	2,698	2,526	2,533	2,456	2,480
Deferred Income Taxes	4,943	5,138	5,194	5,402	5,597	5,731	5,949
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par	206	206	206	206	206	206	206
Additional Paid in Capital	6,219	6,257	6,133	6,166	6,188	6,219	6,058
Accumulated Other Comprehensive Loss	(8)	(9)	(7)	(9)	(8)	(8)	(9)
Retained Earnings	19,423	20,497	22,047	22,634	23,897	25,071	26,231
Common Stock Held in Treasury	(393)	(694)	(621)	(907)	(1,647)	(2,329)	(2,912)
Total Stockholders' Equity	25,447	26,257	27,758	28,090	28,636	29,159	29,574
Total Liabilities and Stockholders' Equity	41,025	41,487	43,647	43,857	44,796	45,224	46,151

Cash Flow Statements
In millions of USD (Unaudited)
	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	2,023	1,553	2,030	1,988	7,594	1,789	1,690	1,673		5,152
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	798	866	898	930	3,492	1,074	984	1,031		3,089
Impairments	34	35	54	79	202	19	81	15		115
Stock-Based Compensation Expenses	34	35	57	51	177	45	45	58		148
Deferred Income Taxes	234	194	56	199	683	199	128	220		547
(Gains) Losses on Asset Dispositions, Net	(69)	9	(35)	—	(95)	(26)	(20)	7		(39)
Other, Net	4	2	(1)	22	27	9	3	2		14
Dry Hole Costs	1	—	—	—	1	1	5	—		6
Mark-to-Market Financial Commodity and Other Derivative Contracts (Gains) Losses, Net	(376)	(101)	(43)	(298)	(818)	(237)	47	(79)		(269)
Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	(123)	(30)	23	18	(112)	55	79	61		195
Other, Net	(1)	—	(1)	—	(2)	—	—	—		—
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	338	137	(714)	201	(38)	58	33	109		200
Inventories	(77)	(226)	(28)	100	(231)	117	75	30		222
Accounts Payable	(77)	(231)	238	(49)	(119)	(58)	29	(159)		(188)
Accrued Taxes Payable	232	(212)	180	(139)	61	319	(185)	256		390
Other Assets	52	43	(92)	36	39	(161)	42	197		78
Other Liabilities	193	(47)	54	(16)	184	(71)	(20)	108		17
Changes in Components of Working Capital Associated with Investing Activities	35	250	28	(18)	295	(229)	(127)	59		(297)
Net Cash Provided by Operating Activities	3,255	2,277	2,704	3,104	11,340	2,903	2,889	3,588		9,380
Investing Cash Flows
Additions to Oil and Gas Properties	(1,305)	(1,341)	(1,379)	(1,360)	(5,385)	(1,485)	(1,357)	(1,263)		(4,105)
Additions to Other Property, Plant and Equipment	(319)	(180)	(139)	(162)	(800)	(350)	(313)	(239)		(902)
Proceeds from Sales of Assets	92	29	14	5	140	9	10	—		19
Changes in Components of Working Capital Associated with Investing Activities	(35)	(250)	(28)	18	(295)	229	127	(59)		297
Net Cash Used in Investing Activities	(1,567)	(1,742)	(1,532)	(1,499)	(6,340)	(1,597)	(1,533)	(1,561)		(4,691)
Financing Cash Flows
Long-Term Debt Repayments	(1,250)	—	—	—	(1,250)	—	—	—		—
Dividends Paid	(1,067)	(480)	(494)	(1,345)	(3,386)	(525)	(520)	(533)		(1,578)
Treasury Stock Purchased	(317)	(302)	(109)	(310)	(1,038)	(759)	(699)	(795)		(2,253)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	—	9	1	10	20	—	11	—		11
Debt Issuance Costs	—	(8)	—	—	(8)	—	—	—		—
Repayment of Finance Lease Liabilities	(8)	(8)	(8)	(8)	(32)	(8)	(9)	(8)		(25)
Net Cash Used in Financing Activities	(2,642)	(789)	(610)	(1,653)	(5,694)	(1,292)	(1,217)	(1,336)		(3,845)
Effect of Exchange Rate Changes on Cash	—	—	—	—	—	—	–	–		—
Increase (Decrease) in Cash and Cash Equivalents	(954)	(254)	562	(48)	(694)	14	139	691		844
Cash and Cash Equivalents at Beginning of Period	5,972	5,018	4,764	5,326	5,972	5,278	5,292	5,431		5,278
Cash and Cash Equivalents at End of Period	5,018	4,764	5,326	5,278	5,278	5,292	5,431	6,122		6,122

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles in the United States of America (GAAP), EOG’s quarterly earnings releases and related conference calls, accompanying investor presentation slides and presentation slides for investor conferences contain certain financial measures that are not prepared or presented in accordance with GAAP. These non-GAAP financial measures may include, but are not limited to, Adjusted Net Income (Loss), Cash Flow from Operations Before Changes in Working Capital, Free Cash Flow, Net Debt and related statistics.

A reconciliation of each of these measures to their most directly comparable GAAP financial measure and related discussion is included in the tables on the following pages and can also be found in the “Reconciliations & Guidance” section of the “Investors” page of the EOG website at www.eogresources.com.

As further discussed in the tables on the following pages, EOG believes these measures may be useful to investors who follow the practice of some industry analysts who make certain adjustments to GAAP measures (for example, to exclude non-recurring items) to facilitate comparisons to others in EOG’s industry, and who utilize non-GAAP measures in their calculations of certain statistics (for example, return on capital employed and return on equity) used to evaluate EOG’s performance.

EOG believes that the non-GAAP measures presented, when viewed in combination with its financial results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the company’s performance. As is discussed in the tables on the following pages, EOG uses these non-GAAP measures for purposes of (i) comparing EOG’s financial performance with the financial performance of other companies in the industry and (ii) analyzing EOG’s financial performance across periods.

The non-GAAP measures presented should not be considered in isolation, and should not be considered as a substitute for, or as an alternative to, EOG’s reported Net Income (Loss), Long-Term Debt (including Current Portion of Long-Term Debt), Net Cash Provided by Operating Activities and other financial results calculated in accordance with GAAP. The non-GAAP measures presented should be read in conjunction with EOG's consolidated financial statements prepared in accordance with GAAP.

In addition, because not all companies use identical calculations, EOG’s presentation of non-GAAP measures may not be comparable to, and may be calculated differently from, similarly titled measures disclosed by other companies, including its peer companies. EOG may also change the calculation of one or more of its non-GAAP measures from time to time – for example, to account for changes in its business and operations or to more closely conform to peer company or industry analysts’ practices.

Direct ATROR

The calculation of EOG's direct after-tax rate of return (ATROR) is based on EOG’s net estimated recoverable reserves for a particular well(s) or play, the estimated net present value of the future net cash flows from such reserves (for which EOG utilizes certain assumptions regarding future commodity prices and operating costs) and EOG's direct net costs incurred in drilling or acquiring such well(s). As such, EOG's direct ATROR for a particular well(s) or play cannot be calculated from EOG’s consolidated financial statements.

Adjusted Net Income
In millions of USD, except share data (in millions) and per share data (Unaudited)

The following tables adjust reported Net Income (Loss) (GAAP) to reflect actual net cash received from (payments for) settlements of financial commodity derivative contracts by eliminating the net unrealized mark-to-market (gains) losses from these and other derivative transactions, to eliminate the net (gains) losses on asset dispositions, to add back impairment charges related to certain of EOG's assets (which are generally (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets)), and to make certain other adjustments to exclude non-recurring and certain other items as further described below. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match hedge realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	3Q 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,134	(461)	1,673	2.95
Adjustments:
Gains on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	(79)	17	(62)	(0.11)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	61	(13)	48	0.08
Add: Losses on Asset Dispositions, Net	7	(2)	5	0.01
Less: Severance Tax Refund	(31)	7	(24)	(0.04)
Add: Severance Tax Consulting Fees	10	(2)	8	0.01
Less: Interest on Severance Tax Refund	(5)	1	(4)	(0.01)
Adjustments to Net Income	(37)	8	(29)	(0.06)

Adjusted Net Income (Non-GAAP)	2,097	(453)	1,644	2.89

Average Number of Common Shares
Basic				564
Diluted				568

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG adds to reported Net Income (Loss) (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended September 30, 2024, such amount was $61 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	2Q 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,160	(470)	1,690	2.95
Adjustments:
Losses on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	47	(10)	37	0.07
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	79	(17)	62	0.11
Less: Gains on Asset Dispositions, Net	(20)	5	(15)	(0.03)
Add: Certain Impairments	35	(2)	33	0.06
Adjustments to Net Income	141	(24)	117	0.21

Adjusted Net Income (Non-GAAP)	2,301	(494)	1,807	3.16

Average Number of Common Shares
Basic				569
Diluted				572

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG adds to reported Net Income (Loss) (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended June 30, 2024, such amount was $79 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	1Q 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,300	(511)	1,789	3.10
Adjustments:
Gains on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	(237)	51	(186)	(0.31)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	55	(12)	43	0.07
Less: Gains on Asset Dispositions, Net	(26)	4	(22)	(0.04)
Add: Certain Impairments	2	—	2	—
Adjustments to Net Income	(206)	43	(163)	(0.28)

Adjusted Net Income (Non-GAAP)	2,094	(468)	1,626	2.82

Average Number of Common Shares
Basic				575
Diluted				577

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG adds to reported Net Income (Loss) (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended March 31, 2024, such amount was $55 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	4Q 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,535	(547)	1,988	3.42
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(298)	64	(234)	(0.40)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	18	(4)	14	0.02
Add: Certain Impairments	19	(4)	15	0.03
Adjustments to Net Income	(261)	56	(205)	(0.35)

Adjusted Net Income (Non-GAAP)	2,274	(491)	1,783	3.07

Average Number of Common Shares
Basic				579
Diluted				581

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG adds to reported Net Income (Loss) (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended December 31, 2023, such amount was $18 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	3Q 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,573	(543)	2,030	3.48
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(43)	9	(34)	(0.06)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	23	(5)	18	0.03
Less: Gains on Asset Dispositions, Net	(35)	7	(28)	(0.05)
Add: Certain Impairments	23	(2)	21	0.04
Adjustments to Net Income	(32)	9	(23)	(0.04)

Adjusted Net Income (Non-GAAP)	2,541	(534)	2,007	3.44

Average Number of Common Shares
Basic				579
Diluted				583

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG adds to reported Net Income (Loss) (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended September 30, 2023, such amount was $23 million.

Net Income per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

2Q 2024 Net Income per Share (GAAP) - Diluted		2.95

Realized Price
3Q 2024 Composite Average Wellhead Revenue per Boe	44.31
Less: 2Q 2024 Composite Average Wellhead Revenue per Boe	(47.31)
Subtotal	(3.00)
Multiplied by: 3Q 2024 Crude Oil Equivalent Volumes (MMBoe)	99.0
Total Change in Revenue	(297)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	65
Change in Net Income	(232)
Change in Diluted Earnings per Share		(0.41)

Wellhead Volumes
3Q 2024 Crude Oil Equivalent Volumes (MMBoe)	99.0
Less: 2Q 2024 Crude Oil Equivalent Volumes (MMBoe)	(95.3)
Subtotal	3.7
Multiplied by: 3Q 2024 Composite Average Margin per Boe (GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule below)	19.98
Change in Margin	74
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	(16)
Change in Net Income	58
Change in Diluted Earnings per Share		0.10

Certain Operating Costs per Boe
2Q 2024 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	20.43
Less: 3Q 2024 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	(20.57)
Subtotal	(0.14)
Multiplied by: 3Q 2024 Crude Oil Equivalent Volumes (MMBoe)	99.0
Change in Before-Tax Net Income	(14)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	3
Change in Net Income	(11)
Change in Diluted Earnings per Share		(0.02)

Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net
3Q 2024 Net Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts	79
Less: Income Tax Benefit (Provision)	(17)
After Tax - (a)	62
Less: 2Q 2024 Net Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts	(47)
Less: Income Tax Benefit (Provision)	10
After Tax - (b)	(37)
Change in Net Income - (a) - (b)	99
Change in Diluted Earnings per Share		0.17

Other (1)		0.16

3Q 2024 Net Income per Share (GAAP) - Diluted		2.95

3Q 2024 Average Number of Common Shares - Diluted	568

(1)Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Adjusted Net Income Per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

2Q 2024 Adjusted Net Income per Share (Non-GAAP) - Diluted		3.16

Realized Price
3Q 2024 Composite Average Wellhead Revenue per Boe	44.31
Less: 2Q 2024 Composite Average Wellhead Revenue per Boe	(47.31)
Subtotal	(3.00)
Multiplied by: 3Q 2024 Crude Oil Equivalent Volumes (MMBoe)	99.0
Total Change in Revenue	(297)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	65
Change in Net Income	(232)
Change in Diluted Earnings per Share		(0.41)

Wellhead Volumes
3Q 2024 Crude Oil Equivalent Volumes (MMBoe)	99.0
Less: 2Q 2024 Crude Oil Equivalent Volumes (MMBoe)	(95.3)
Subtotal	3.7
Multiplied by: 3Q 2024 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule below)	19.77
Change in Margin	73
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	(16)
Change in Net Income	57
Change in Diluted Earnings per Share		0.10

Certain Operating Costs per Boe
2Q 2024 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	20.43
Less: 3Q 2024 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	(20.47)
Subtotal	(0.04)
Multiplied by: 3Q 2024 Crude Oil Equivalent Volumes (MMBoe)	99.0
Change in Before-Tax Net Income	(4)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	1
Change in Net Income	(3)
Change in Diluted Earnings per Share		(0.01)

Adjusted Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts
3Q 2024 Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	61
Less: Income Tax Benefit (Provision)	(13)
After Tax - (a)	48
2Q 2024 Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	79
Less: Income Tax Benefit (Provision)	(17)
After Tax - (b)	62
Change in Net Income - (a) - (b)	(14)
Change in Diluted Earnings per Share		(0.02)

Other (1)		0.07

3Q 2024 Adjusted Net Income per Share (Non-GAAP)		2.89

3Q 2024 Average Number of Common Shares - Diluted	568

(1)Includes gathering, processing and marketing revenue, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Cash Flow from Operations and Free Cash Flow
In millions of USD (Unaudited)

The following tables reconcile Net Cash Provided by Operating Activities (GAAP) to Cash Flow from Operations Before Changes in Working Capital (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Changes in Components of Working Capital and Other Assets and Liabilities, Changes in Components of Working Capital Associated with Investing Activities and certain other adjustments to exclude non-recurring and certain other items as further described below. EOG defines Free Cash Flow (Non-GAAP) for a given period as Cash Flow from Operations Before Changes in Working Capital (Non-GAAP) (see below reconciliation) for such period less the Total Capital Expenditures (Non-GAAP) during such period, as is illustrated below. EOG management uses this information for comparative purposes within the industry.

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net Cash Provided by Operating Activities (GAAP)	3,255	2,277	2,704	3,104	11,340	2,903	2,889	3,588		9,380

Adjustments:
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(338)	(137)	714	(201)	38	(58)	(33)	(109)		(200)
Inventories	77	226	28	(100)	231	(117)	(75)	(30)		(222)
Accounts Payable	77	231	(238)	49	119	58	(29)	159		188
Accrued Taxes Payable	(232)	212	(180)	139	(61)	(319)	185	(256)		(390)
Other Assets	(52)	(43)	92	(36)	(39)	161	(42)	(197)		(78)
Other Liabilities	(193)	47	(54)	16	(184)	71	20	(108)		(17)
Changes in Components of Working Capital Associated with Investing Activities	(35)	(250)	(28)	18	(295)	229	127	(59)		297
Cash Flow from Operations Before Changes in Working Capital (Non-GAAP)	2,559	2,563	3,038	2,989	11,149	2,928	3,042	2,988		8,958
Less:
Total Capital Expenditures (Non-GAAP) (a)	(1,489)	(1,521)	(1,519)	(1,512)	(6,041)	(1,703)	(1,668)	(1,497)		(4,868)
Free Cash Flow (Non-GAAP)	1,070	1,042	1,519	1,477	5,108	1,225	1,374	1,491		4,090

(a) See below reconciliation of Total Expenditures (GAAP) to Total Capital Expenditures (Non-GAAP):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Total Expenditures (GAAP)	1,717	1,664	1,803	1,634	6,818	1,952	1,682	1,573		5,207
Less:
Asset Retirement Costs	(10)	(26)	(191)	(30)	(257)	(21)	60	(11)		28
Non-Cash Development Drilling	—	(35)	(50)	(5)	(90)	—	—	—		—
Non-Cash Acquisition Costs of Unproved Properties	(31)	(28)	(1)	(39)	(99)	(31)	(34)	(17)		(82)
Acquisition Costs of Proved Properties	(4)	(6)	1	(7)	(16)	(21)	(5)	—		(26)
Acquisition Costs of Other Property, Plant and Equipment	(133)	(1)	—	—	(134)	(131)	(1)	(5)		(137)
Exploration Costs	(50)	(47)	(43)	(41)	(181)	(45)	(34)	(43)		(122)
Total Capital Expenditures (Non-GAAP)	1,489	1,521	1,519	1,512	6,041	1,703	1,668	1,497		4,868

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)

The following tables reconcile Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Total Stockholders' Equity - (a)	29,574	29,159	28,636	28,090	27,758

Current and Long-Term Debt (GAAP) - (b)	3,776	3,784	3,791	3,799	3,806
Less: Cash	(6,122)	(5,431)	(5,292)	(5,278)	(5,326)
Net Debt (Non-GAAP) - (c)	(2,346)	(1,647)	(1,501)	(1,479)	(1,520)

Total Capitalization (GAAP) - (a) + (b)	33,350	32,943	32,427	31,889	31,564

Total Capitalization (Non-GAAP) - (a) + (c)	27,228	27,512	27,135	26,611	26,238

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	11.3%	11.5%	11.7%	11.9%	12.1%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	-8.6%	-6.0%	-5.5%	-5.6%	-5.8%

Revenues, Costs and Margins Per Barrel of Oil Equivalent
In millions of USD, except Boe and per Boe amounts (Unaudited)

EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who review certain components and/or groups of components of revenues, costs and/or margins per barrel of oil equivalent (Boe). Certain of these components are adjusted for non-recurring and certain other items, as further discussed below. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023

Volume - Million Barrels of Oil Equivalent - (a)	99.0	95.3	93.6	94.4	91.9

Total Operating Revenues and Other (b)	5,965	6,025	6,123	6,357	6,212
Total Operating Expenses (c)	3,876	3,895	3,852	3,853	3,655
Operating Income (d)	2,089	2,130	2,271	2,504	2,557

Wellhead Revenues
Crude Oil and Condensate	3,488	3,692	3,480	3,597	3,717
Natural Gas Liquids	524	515	513	484	501
Natural Gas	372	303	382	476	417
Total Wellhead Revenues - (e)	4,384	4,510	4,375	4,557	4,635

Operating Costs
Lease and Well	392	390	396	378	369
Gathering, Processing and Transportation Costs (1)	445	423	413	423	406
General and Administrative (GAAP)	167	151	162	192	161
Less: Severance Tax Consulting Fees	(10)	—	—	—	—
General and Administrative (Non-GAAP) (3)	157	151	162	192	161
Taxes Other Than Income (GAAP)	283	337	338	301	341
Add: Severance Tax Refund	31	—	—	—	—
Taxes Other Than Income (Non-GAAP) (4)	314	337	338	301	341
Interest Expense, Net	31	36	33	35	36
Total Operating Cost (GAAP) (excluding DD&A and Total Exploration Costs) (f)	1,318	1,337	1,342	1,329	1,313
Total Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) (g)	1,339	1,337	1,342	1,329	1,313

Depreciation, Depletion and Amortization (DD&A)	1,031	984	1,074	930	898

Total Operating Cost (GAAP) (excluding Total Exploration Costs) - (h)	2,349	2,321	2,416	2,259	2,211
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (i)	2,370	2,321	2,416	2,259	2,211

Exploration Costs	43	34	45	41	43
Dry Hole Costs	—	5	1	—	—
Impairments	15	81	19	79	54
Total Exploration Costs (GAAP)	58	120	65	120	97
Less: Certain Impairments (2)	—	(35)	(2)	(19)	(23)
Total Exploration Costs (Non-GAAP)	58	85	63	101	74

Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP)) - (j)	2,407	2,441	2,481	2,379	2,308
Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP)) - (k)	2,428	2,406	2,479	2,360	2,285

Total Wellhead Revenues less Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP))	1,977	2,069	1,894	2,178	2,327
Total Wellhead Revenues less Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP))	1,956	2,104	1,896	2,197	2,350

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)

	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Per Barrel of Oil Equivalent (Boe) Calculations (GAAP)

Composite Average Operating Revenues and Other per Boe - (b) / (a)	60.25	63.22	65.42	67.34	67.59
Composite Average Operating Expenses per Boe - (c) / (a)	39.15	40.87	41.16	40.81	39.77
Composite Average Operating Income per Boe - (d) / (a)	21.10	22.35	24.26	26.53	27.82

Composite Average Wellhead Revenue per Boe - (e) / (a)	44.31	47.31	46.73	48.27	50.46

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (f) / (a)	13.32	14.03	14.33	14.08	14.29

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (f) / (a)]	30.99	33.28	32.40	34.19	36.17

Total Operating Cost per Boe (excluding Total Exploration Costs) - (h) / (a)	23.74	24.35	25.80	23.93	24.07

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (h) / (a)]	20.57	22.96	20.93	24.34	26.39

Total Operating Cost per Boe (including Total Exploration Costs) - (j) / (a)	24.33	25.61	26.49	25.20	25.13

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (j) / (a)]	19.98	21.70	20.24	23.07	25.33

Per Barrel of Oil Equivalent (Boe) Calculations (Non-GAAP)

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (g) / (a)	13.53	14.03	14.33	14.08	14.29

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (g) / (a)]	30.78	33.28	32.40	34.19	36.17

Total Operating Cost per Boe (excluding Total Exploration Costs) - (i) / (a)	23.95	24.35	25.80	23.93	24.07

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (i) / (a)]	20.36	22.96	20.93	24.34	26.39

Total Operating Cost per Boe (including Total Exploration Costs) - (k) / (a)	24.54	25.24	26.47	25.00	24.88

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (k) / (a)]	19.77	22.07	20.26	23.27	25.58

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)

	2023	2022	2021

Volume - Million Barrels of Oil Equivalent - (a)	359.4	331.5	302.5

Total Operating Revenues and Other (b)	24,186	25,702	18,642
Total Operating Expenses (c)	14,583	15,736	12,540
Operating Income (Loss) (d)	9,603	9,966	6,102

Wellhead Revenues
Crude Oil and Condensate	13,748	16,367	11,125
Natural Gas Liquids	1,884	2,648	1,812
Natural Gas	1,744	3,781	2,444
Total Wellhead Revenues - (e)	17,376	22,796	15,381

Operating Costs
Lease and Well	1,454	1,331	1,135
Gathering, Processing and Transportation Costs (1)	1,620	1,587	1,422
General and Administrative (GAAP)	640	570	511
Less: Severance Tax Consulting Fees	—	(16)	—
General and Administrative (Non-GAAP) (3)	640	554	511
Taxes Other Than Income (GAAP)	1,284	1,585	1,047
Add: Severance Tax Refund	—	115	—
Taxes Other Than Income (Non-GAAP) (4)	1,284	1,700	1,047
Interest Expense, Net	148	179	178
Total Operating Cost (GAAP) (excluding DD&A and Total Exploration Costs) - (f)	5,146	5,252	4,293
Total Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (g)	5,146	5,351	4,293

Depreciation, Depletion and Amortization (DD&A)	3,492	3,542	3,651

Total Operating Cost (GAAP) (excluding Total Exploration Costs) - (h)	8,638	8,794	7,944
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (i)	8,638	8,893	7,944

Exploration Costs	181	159	154
Dry Hole Costs	1	45	71
Impairments	202	382	376
Total Exploration Costs (GAAP)	384	586	601
Less: Certain Impairments (2)	(42)	(113)	(15)
Total Exploration Costs (Non-GAAP)	342	473	586

Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP)) - (j)	9,022	9,380	8,545
Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP)) - (k)	8,980	9,366	8,530

Total Wellhead Revenues less Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP))	8,354	13,416	6,836
Total Wellhead Revenues less Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP))	8,396	13,430	6,851

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)
	2023	2022	2021

Per Barrel of Oil Equivalent (Boe) Calculations (GAAP)

Composite Average Operating Revenues and Other per Boe - (b) / (a)	67.30	77.53	61.63
Composite Average Operating Expenses per Boe - (c) / (a)	40.58	47.47	41.46
Composite Average Operating Income (Loss) per Boe - (d) / (a)	26.72	30.06	20.17

Composite Average Wellhead Revenue per Boe - (e) / (a)	48.34	68.77	50.84

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (f) / (a)	14.31	15.84	14.19

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (f) / (a)]	34.03	52.93	36.65

Total Operating Cost per Boe (excluding Total Exploration Costs) - (h) / (a)	24.03	26.53	26.26

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (h) / (a)]	24.31	42.24	24.58

Total Operating Cost per Boe (including Total Exploration Costs) - (j) / (a)	25.10	28.30	28.25

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (j) / (a)]	23.24	40.47	22.59

Per Barrel of Oil Equivalent (Boe) Calculations (Non-GAAP)

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (g) / (a)	14.31	16.14	14.19

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (g) / (a)]	34.03	52.63	36.65

Total Operating Cost per Boe (excluding Total Exploration Costs) - (i) / (a)	24.03	26.83	26.26

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (i) / (a)]	24.31	41.94	24.58

Total Operating Cost per Boe (including Total Exploration Costs) - (k) / (a)	24.98	28.26	28.20

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (k) / (a)]	23.36	40.51	22.64

(1)Effective January 1, 2024, EOG combined Transportation Costs and Gathering and Processing Costs into one line item titled Gathering, Processing and Transportation Costs. This presentation has been conformed for all periods presented and had no impact on previously reported Net Income.
(2)In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total exploration costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG’s control (versus, for example, impairments that are due to EOG’s proved oil and gas properties not being as productive as it originally estimated).
(3)EOG believes excluding the above-referenced items from General and Administrative Costs is appropriate and provides useful information to investors, as EOG views such items as non-recurring.
(4)EOG believes excluding the above-referenced items from Taxes Other Than Income is appropriate and provides useful information to investors, as EOG views such items as non-recurring.